UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2015

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Harman International Industries, Incorporated (the “Company” or “HARMAN”) has prepared an investor presentation to provide supplemental information regarding the Acquisitions (as defined below). A copy of the slides that will be made available in connection with the presentations is attached hereto as Exhibit 99.3. The information in this Item 7.01, as well as Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On January 22, 2015, Harman International Industries, Incorporated (the “Company” or “HARMAN”) issued a press release announcing the acquisition of Symphony Teleca Corporation (“Symphony Teleca”) pursuant to an Agreement and Plan of Merger, dated as of January 22, 2015 (the “Merger Agreement”), by and among HARMAN, Symphony Teleca, Sabita Sub. Inc., a wholly owned subsidiary of HARMAN (“Merger Sub”), and Symphony Technology Group, L.L.C., solely in its capacity as Representative of the securityholders of Symphony Teleca, and pursuant to separate agreements by and among HARMAN, Merger Sub and certain stockholders of the Symphony Teleca entered into in connection with the Merger Agreement (the “Symphony Teleca Acquistion”). Symphony Teleca is a privately-held global software services company. A copy of the press release is attached hereto as Exhibit 99.1

Also on January 22, 2015, HARMAN issued a press release announcing the acquisition of Red Bend Ltd. pursuant to a Share Purchase Agreement by and among HARMAN, Harman Becker Automotive Systems Manufacturing Kft, a wholly owned subsidiary of HARMAN, certain shareholders of Red Bend party thereto and Shareholder Representative Services LLC, solely in its capacity as representative of the shareholders of Red Bend (the “Red Bend Acquistion,” and together with the Symphony Teleca Acquisition, the “Acquisitions”). Red Bend Ltd. is a leading provider of software management technology for connected devices, and over-the-air (OTA) software and firmware upgrading services. A copy of the press release is attached hereto as Exhibit 99.2.

Forward-Looking Information

Except for historical information contained herein, the matters discussed herein are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability in its infotainment division if there are delays in its product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) the Company’s ability to successfully implement its global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of its manufacturing, engineering, procurement and administrative organizations; (5) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (6) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

Reference is also made to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters from our customers. To validate these awards, the company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. The Company updates the estimates and awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 22, 2015

99.2	Press Release, dated January 22, 2015

99.3	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: January 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 22, 2015

99.2	Press Release, dated January 22, 2015

99.3	Investor Presentation